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SUBSIDIARIES  OF  ABC-NACO  INC.

Exhibit  21.1




                                                              JURISDICTION OF         PERCENTAGE
NAME                                        U.S. FEIN          INCORPORATION         OF OWNERSHIP       OWNER
------                                    ----------------    ---------------       -------------       --------
NACO, Inc.. . . . . . . . . . . . . . .       36-3525574       Delaware, U.S.              100%       ABC-NACO Inc.
2001 Butterfield Road
Downers Grove, IL  60515

National Castings Inc.. . . . . . . . .       36-3366864       Delaware, U.S.              100%       NACO Inc.
110 N. 25th Avenue
Melrose Park, Il  60160

NACO Flow Products, Inc.. . . . . . . .       42-1302332       Delaware, U.S.              100%        National Castings Inc.
f/k/a Keokuk Steel
Castings Co., Inc.
600 Morgan Street
Keokuk, IA  52632

National Engineered . . . . . . . . . .       42-1375026       Iowa, U.S.                  100%        National Castings Inc.
Products Company, Inc.
A/k/a. NEPCO
128 Collins Road
Richmond, TX  77469

ABC-NACO Europe Ltd.. . . . . . . . . .           N/A          Scotland, UK                100%        National Castings Inc.
f/k/a Glencast Limited
Kirkland Works
Leven, Fife KY8 2LE
Scotland

Dominion Castings Limited . . . . . . .           N/A          Ontario, Canada             100%        National Castings Inc.
100 Depew Street
Hamilton, Ontario L8L 8G1
Canada

National Castings de Mexico . . . . . .           N/A      United Mexican States            1%         National Castings Inc.
S.A. de C.V.. . . . . . . . . . . . . .                                                     99%        ABC-NACO de Mexico
Corredor Industrial S/N . . . . . . . .                                                                S.A. de C.V.
Cd. Sahagun, Hidalgo
43990 Mexico

NACO Europe AB. . . . . . . . . . . . .           N/A         Sweden                      100%         NACO, Inc.
Box 1343
Herserudsvagen 18
S-181 25 Lidingo
Sweden

ABC-NACO de Mexico, . . . . . . . . . .            N/A     United Mexican States             99%       NACO, Inc.
S.A. de C.V.. . . . . . . . . . . . . .                                                       1%       National Castings Inc.
Corredor Industrial S/N
Cd. Sahagun, Hidalgo
43990 Mexico

Servicios National Castings,. . . . . .            N/A     United Mexican States             99%       ABC-NACO, S.A. de C.V.
Corredor Industrial S/N . . . . . . . .                                                       1%       National Castings Inc.
Cd. Sahagun, Hidalgo
43990 Mexico


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                                                            JURISDICTION OF            PERCENTAGE
NAME. . . . . . . . . . . . . . . . . .     U.S. FEIN        INCORPORATION             OF OWNERSHIP   OWNER
----                                        ---------       ---------------            ------------   ------

Comercializadora National . . . . . . .      N/A           United Mexican States             99%       ABC-NACO, S.A. de C.V.
Castings, S.A. de C.V.. . . . . . . . .                                                       1%       National Castings Inc.
Corredor Industrial S/N
Cd. Sahagun, Hidalgo
43990 Mexico

ABC-NACO Servicios. . . . . . . . . . .      N/A           United Mexican States             99%       ABC-NACO, S.A. de C.V.
Ferroviares, S.A. de C.V. . . . . . . .                                                       1%       National Castings Inc.
Ave. Mario Colin S/N Esquina Miraflores
Valle de Ceylan
Tlalnepantla, Estado de Mexico, 54150

ABC Rail Brakeshoe Holdings Inc.. . . .   36-4121590       Delaware, U.S.                   100%       ABC-NACO Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL  60515

ABC Rail French Holdings, Inc.. . . . .   36-4019618       Delaware, U.S.                   100%       ABC-NACO Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL  60515

ABC Rail Products . . . . . . . . . . .   36-4096911       Delaware, U.S.                   100%       ABC-NACO Inc.
China Investment Corporation
2001 Butterfield Road
Suite 502
Downers Grove, IL  60515

ABC Rail Systems, Inc.. . . . . . . . .   36-1611003       Wisconsin, U.S.                  100%       ABC-NACO Inc.
f/k/a American Systems
Technologies, Inc.
421 S. Nine Mound Road
Verona, WI  53593

ABC Rail (Virgin Islands) Corporation .   66-0477167       U.S. Virgin Islands              100%       ABC-NACO Inc.
The Guardian Building
Havensight
St. Thomas, VI  63033

Transit & Rail Systems. . . . . . . . .   04-3333618       Massachusetts, U.S.              100%       ABC-NACO Inc.
Engineering, Inc.
268 Summer Street
Boston, MA  02210

Cometna Companhia Metalurgica                   N/A        Portugal                         100%       ABC-NACO Europe Ltd
Nacional, S.A.
1675-901 Famoes
Portugal

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